Exhibit k

                         ALLSTATE LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                          3100 Sanders Road, Suite J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Senior Vice President, Secretary
and General Counsel

                               June 20, 2003

TO:               ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                  NORTHBROOK, ILLINOIS  60062

FROM:             MICHAEL J. VELOTTA
                  SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-6 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933 AND
                  THE INVESTMENT COMPANY ACT OF 1940
                  FILE NOS.  333-100934, 811-21250
                  CONSULTANT ACCUMULATOR VARIABLE UNIVERSAL LIFE

         With reference to the above-mentioned amended registration statement on Form N-6 ("Registration Statement") filed by Allstate Life Insurance Company of New York (the "Company"), as depositor, and Allstate Life of New York Variable Life Separate Account A, as registrant, with the Securities and Exchange Commission covering the Flexible Premium Variable Universal Life Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of June 20th, 2003:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
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Michael J. Velotta
Senior Vice President, Secretary and General Counsel